Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE THREE

MONTHS ENDED March 31, 2023

CONNECT TOPCO LIMITED

CONDENSED CONSOLIDATED INCOME STATEMENT

For the three months ended March 31, 2023

($ in millions)	Three Months Ended Mar. 31, 2023	Three Months Ended Mar. 31, 2022
Revenue	402.6	348.0
Employee benefit costs	(105.5)	(74.3)
Network and satellite operations costs	(44.8)	(47.5)
Reversal of impairment of financial assets	3.1	1.1
Other operating costs[1]	(34.4)	(43.4)
Own work capitalised	14.4	8.4
Depreciation and amortisation	(146.6)	(152.9)
Loss on disposals of assets	(2.7)	(0.3)
Share of profit of associates	1.7	0.1

Operating profit	87.8	39.2

Financing income	3.8	0.8
Financing costs	(47.7)	(44.0)

Net financing costs	(43.9)	(43.2)

Profit / (loss) before tax	43.9	(4.0)

Taxation (charge) / income	(16.5)	0.8

Profit / (loss) for the period	27.4	(3.2)

Attributable to:
Equity holders	27.0	(3.3)
Non-controlling interest[2]	0.4	0.1

1	Other operating costs for the three months ended March 31, 2023 include foreign exchange gains of $26.0 million (three months ended March 31, 2022: $1.6 million)
2	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

CONNECT TOPCO LIMITED

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the three months ended March 31, 2023

($ in millions)	Three Months Ended Mar. 31, 2023	Three Months Ended Mar. 31, 2022
Profit / (loss) for the period	27.4	(3.2)

Other comprehensive income
Items that may be reclassified subsequently to the Income Statement:
Foreign exchange translation differences	(0.4)	—
Net (loss) / gain accumulated in hedge reserve on interest rate caps	(16.1)	34.6
Tax credited / (charged) directly to equity	4.4	(9.7)

Other comprehensive (loss) / income for the period, net of tax	(12.1)	24.9

Total comprehensive income for the period, net of tax	15.3	21.7

Attributable to:
Equity holders	14.9	21.6
Non-controlling interest[1]	0.4	0.1

1	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

CONNECT TOPCO LIMITED

CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2023

($ in millions)	As of March 31, 2023	As of December 31, 2022
Assets
Non-current assets
Property, plant and equipment	3,249.2	3,258.7
Intangible assets	2,730.8	2,757.5
Right of use assets	90.3	26.4
Investments	29.1	28.4
Lease receivable	0.3	0.4
Other receivables	5.4	3.4
Derivative financial instruments	24.2	38.0
Deferred tax asset	35.9	34.6

	6,165.2	6,147.4

Current assets
Cash and cash equivalents	233.4	234.2
Short-term deposits	46.0	109.1
Trade and other receivables	342.2	304.9
Lease receivable	0.2	1.3
Inventories	62.8	57.2
Current tax assets	3.1	3.1
Derivative financial instruments	42.8	45.0

	730.5	754.8

Total assets	6,895.7	6,902.2

Liabilities
Current liabilities
Borrowings	17.5	17.5
Trade and other payables	1,350.3	1,354.4
Provisions	1.8	3.6
Current tax liabilities	73.5	158.3
Lease obligations	8.9	9.9

	1,452.0	1,543.7

Non-current liabilities
Borrowings	3,633.4	3,630.8
Other payables	13.1	12.8
Provisions	3.6	3.7
Deferred tax liabilities	809.8	808.8
Lease obligations	90.5	23.9

	4,550.4	4,480.0

Total liabilities	6,002.4	6,023.7

Net assets	893.3	878.5

Shareholders’ equity
Ordinary shares	2,350.0	2,350.0
Other reserves	49.3	61.4
Retained earnings	(1,512.3)	(1,539.3)

Equity attributable to shareholders	887.0	872.1
Non-controlling interest[1]	6.3	6.4

Total equity	893.3	878.5

1	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

CONNECT TOPCO LIMITED

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the three months ended March 31, 2023

($ in millions)	Share capital	Hedge reserve	Other	Retained earnings	NCI[1]	Total
Balance at 1 Jan 2022	2,350.0	4.0	(0.3)	(1,290.6)	6.8	1,069.9

Dividend declared	—	—	—	—	(0.7)	(0.7)
Comprehensive Income:						—
Loss for the period	—	—	—	(3.3)	0.1	(3.2)
Other comprehensive income – before tax	—	34.6	—	—	—	34.6
Other comprehensive income – tax charge	—	(9.7)	—	—	—	(9.7)

Balance at 31 Mar 2022	2,350.0	28.9	(0.3)	(1,293.9)	6.2	1,090.9

Balance at 1 Jan 2023	2,350.0	61.8	(0.4)	(1,539.3)	6.4	878.5

Dividend declared	—	—	—	—	(0.5)	(0.5)
Comprehensive Income:
Profit for the period	—	—	—	27.0	0.4	27.4
Other comprehensive loss – before tax	—	(16.1)	(0.4)	—	—	(16.5)
Other comprehensive loss – tax credit	—	4.4	—	—	—	4.4

Balance at 31 Mar 2023	2,350.0	50.1	(0.8)	(1,512.3)	6.3	893.3

1	Non-controlling interest (“NCI”) refers to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

CONNECT TOPCO LIMITED

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

For the three months ended March 31, 2023 (unaudited)

($ in millions)	Three Months Ended Mar. 31, 2023	Three Months Ended Mar. 31, 2022
Cash flow from operating activities
Cash generated from operations	167.5	151.6
Interest received	3.0	0.2
Tax paid	(75.3)	(7.2)

Net cash from operating activities	95.2	144.6

Cash flow from investing activities
Purchase of property, plant and equipment	(31.6)	(29.0)
Additions to intangible assets	(62.8)	(10.5)
Own work capitalised	(11.5)	(7.8)
Net investment in short-term deposits	63.1	30.0

Net cash flow used in from investing activities	(42.8)	(17.3)

Cash flow from financing activities
Dividends paid related to NCI[1]	(0.5)	(0.7)
Repayment of borrowings	(4.4)	(4.4)
Interest paid	(46.2)	(20.2)
Cash payments for the principal portion of lease obligations	(0.6)	(1.0)
Other financing activities	(0.5)	(0.4)

Net cash used in financing activities	(52.2)	(26.7)

Net increase in cash and cash equivalents	0.2	100.6

Cash and cash equivalents
At beginning of the period	234.2	364.3
Net increase in cash and cash equivalents	0.2	100.6
Foreign exchange adjustment	(1.0)	(0.2)

At end of the period	233.4	464.7

Comprising:
Cash at bank and in hand	202.1	155.7
Short-term deposits with original maturity of <3months	31.3	309.0

Cash and cash equivalents	233.4	464.7

Net cash and cash equivalents at end of period	233.4	464.7

1.	Non-controlling interest relates to the Group’s 51% shareholding in Inmarsat Solutions ehf and NCI resulting from the management incentive plan.

1.	GENERAL INFORMATION

Connect Topco Limited (the ‘Company’ or, together with its subsidiaries, the ‘Inmarsat Group’) is a private company limited by shares incorporated in Guernsey. The address of its registered office is Redwood House, St Julian’s Avenue, St Peter Port, GY1 1WA, Guernsey. The smallest group into which the results of the Company are consolidated is headed by Connect Topco Limited.

2.	PRINCIPAL ACCOUNTING POLICIES

Basis of preparation

The Condensed Consolidated Interim Financial Statements for the three months ended March 31, 2023 have been prepared in accordance with IAS 34, ‘Interim Financial Reporting’. They were approved by the Board of Directors on May 16, 2023. They do not include all of the information required for a complete set of financial statements prepared in accordance with IFRS standards and should be read in conjunction with the annual financial statements for the year ended December 31, 2022.

Going concern

As at March 31, 2023, the Group has $979.4 million of liquid resources (Cash and cash equivalents and short term deposits: $279.4 million and undrawn RCF: $700.0 million) and a continued expectation that the Group will generate positive free cash flow and reduce leverage over the medium to long term. As of March 31, 2023 $17.5 million of debt is due to mature within the next twelve months, with $3,755 million being due in greater than twelve months. During 2021 the Connect Topco shareholders accepted an offer from Viasat Inc. to purchase the Group for approximately $7.3 billion, comprised of $850 million in cash (reduced to $551 million, post distribution to shareholders in Q2 2022) approximately 46.36 million shares of Viasat common stock valued at $3.1 billion based on the closing price on Friday November 5, 2021, and the assumption of $3.4 billion of net debt. The agreement has been approved by both the Inmarsat and Viasat Board of Directors, and Viasat shareholders. Regulatory clearance is progressing and we now expect the transaction to close during Q2 2023. The going concern assessment has been performed using the Inmarsat financial performance and position.

The Directors have a reasonable expectation that the Group shall continue to operate as a going concern for the foreseeable future. Consequently, the Group continues to adopt the going concern basis in preparing the Condensed Consolidated Interim Financial Statements.

Basis of accounting

The same accounting policies and methods of computation are followed in the Condensed Consolidated Interim Financial Statements as in the most recent annual financial statements, at December 31, 2022.

The functional and reporting currency of the Company and most of the Inmarsat Group’s subsidiaries is the US Dollar, as the majority of receipts from operational transactions and borrowings are denominated in US Dollars.

The preparation of the Condensed Consolidated Interim Financial Statements in conformity with IAS 34 requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the period. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the year in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

3.	SEGMENT INFORMATION

The Group has identified the provision of global mobile satellite communications services to customers around the world as the only operating segment. The Board of Directors review the Group’s financial reporting on a consolidated basis and approves those proposals for the allocation of the Group’s resources and have therefore been identified as the chief operating decision maker. The Group’s revenue is categorised by four business units, namely:

-	Maritime: focusing on worldwide commercial maritime services including safety services;

-	Government: focusing on military and other government services to the U.S. and other international governments;

-	Aviation: focusing on commercial aviation, business and general aviation; and providing operational and safety services to support both of these segments; and

-	Enterprise: focusing on worldwide land-based Internet of Things, lease, broadband, and voice segments.

These four business units are supported by ‘Central Services’ which includes satellite operations, technology, corporate functions, backbone infrastructure, and any income that is not directly attributable to a business unit, such as Ligado.

($ in millions)	Three Months Ended Mar. 31, 2023	Three Months Ended Mar. 31, 2022
Government	142.8	125.5
Maritime	133.7	126.6
Aviation	93.2	68.7
Enterprise	29.2	23.4
Central services	3.7	3.8

Revenue	402.6	348.0

4.	TAXATION

The interim period income tax charge is accrued based on the estimated average annual effective tax rate of 37.6% (2022: 20.0%). The average effective rate reflects credits in relation to UK Patent Box and R&D claims, adjustments for non-deductible professional fees in relation to the Viasat acquisition, non-taxable FX gain and adjustments for overseas tax rates differing from the 23.5% UK blended tax rate.

From time to time, the Group may be involved in disputes in relation to on-going tax matters where a tax authority adopts a different interpretation to our own. The Group’s total tax provision of $23.7m (Q4 2022 $129.4m) relates to management’s judgement of the amount of tax payable in respect of on-going enquiries with tax authorities. The material decrease in the provision is due to the settlement of the launch costs case which is discussed below. The quantum and timing of any payment in relation to these matters remains uncertain but it is substantially provided for and the enquiries remain ongoing at this time.

The Group’s Launch Costs case was heard by the Court of Appeal in June 2022 which ruled in favour of HMRC in July 2022. The Group subsequently appealed directly to the Supreme Court which was heard and rejected on January 5, 2023. In accordance with accounting policies the Group had provided fully for the expected cost of c.$128 million, comprising tax ($100 million) and interest ($28 million) at historic exchange rates. The settlement, which has been substantially settled in Q1 2023, was paid at the then prevailing exchange rate resulting a cash outflow of c.$90.1 million and this resulted in a foreign exchange gain of $27.6 million.

5.	NET FINANCIAL COSTS

($ in millions)	Three Months Ended Mar. 31, 2023	Three Months Ended Mar. 31, 2022
Bank interest receivable and other interest	3.8	0.8

Total financing income	3.8	0.8

Interest on Senior Notes and credit facilities	(59.1)	(54.8)
Amortisation of debt issue costs	(4.9)	(4.7)
Amortisation of term loan gain	(2.9)	(2.9)
Net interest on the net pension asset and post-employment liability	(0.4)	0.4
Interest on lease obligations	(1.6)	(0.4)
Other interest	(1.6)	(1.0)

Total financing costs	(70.5)	(63.4)

Less: Amounts capitalised in the cost of qualifying assets	22.8	19.4

Net financing costs	(43.9)	(43.2)

6.	NET BORROWINGS

	As of March 31, 2023				As of December 31, 2022
($ in millions)	Amount	Unamortised term loan gain[1]	Deferred finance costs	Net balance	Amount	Unamortised term loan gain[1]	Deferred finance costs	Net balance
Current borrowings
Term loan	17.5	—	—	17.5	17.5	—	—	17.5

Total current borrowings	17.5	—	—	17.5	17.5	—	—	17.5

Non-current borrowings
Senior Notes due 2026	2,075.0	—	(8.5)	2,066.5	2,075.0	—	(9.1)	2,065.9
Term loan	1,680.0	(51.0)	(62.1)	1,566.9	1,684.4	(53.8)	(65.7)	1,564.9

Total non-current borrowings	3,755.0	(51.0)	(70.6)	3,633.4	3,759.4	(53.8)	(74.8)	3,630.8

Total borrowings	3,772.5	(51.0)	(70.6)	3,650.9	3,776.9	(53.8)	(74.8)	3,648.3

Cash and cash equivalents	(233.4)	—	—	(233.4)	(234.2)	—	—	(234.2)
Short-term deposits	(46.0)	—	—	(46.0)	(109.1)	—	—	(109.1)

Net borrowings	3,493.1	(51.0)	(70.6)	3,371.5	3,433.6	(53.8)	(74.8)	3,305.0

1

Gain on term loan reprice relates to a $76.4 million IFRS 9 related gain, net of $25.4 million amortisation (2022: $76.4 million IFRS 9 related gain, net of $22.6 million amortisation), following repricing of the term loan during 2021.

7.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Inmarsat Group’s derivative financial instruments consist of an interest rate cap. The Inmarsat Group entered into interest rate cap agreements in February 2020 to hedge against the movements in the USD LIBOR.

The Inmarsat Group generally does not hedge foreign currency transactions. Where there is a material contract with a foreign currency exposure, a specific hedge to match the specific risk will be evaluated. At present the Inmarsat Group has no material hedges on foreign currency milestone payments.

The fair values and level of fair value on the hierarchy at the Balance Sheet date were:

($ in millions)	As of March 31, 2023	As of December 31, 2022
Financial assets
Interest rate cap (Level 2)	67.0	83.0

Total derivative financial assets	67.0	83.0

Financial liabilities
Interest rate cap (Level 2)	—	—

Total derivative financial liabilities	—	—

The fair value of the interest rate cap is based on the forward interest rate curve at each reporting date. The Inmarsat Group has no financial instruments with fair values that are determined by reference to significant unobservable inputs i.e. those that would be classified as level 3 in the fair value hierarchy, nor have there been any transfers of assets or liabilities between levels of the fair value hierarchy. There are no non-recurring fair value measurements.

The Directors consider that the carrying value of non-derivative financial assets and liabilities approximately equal to their fair values except for those items listed below:

	As of March 31, 2023		As of December 31, 2022
($ in millions)	Carrying value	Fair value	Carrying value	Fair value
Financial liabilities
Senior Notes due 2026	2,066.5	1,955.6	2,065.9	1,942.2
Term loan	1,584.4	1,741.1	1,582.4	1,760.2

8.	CONTINGENT ASSETS AND LIABILITIES

In the ordinary course of business, the Inmarsat Group is subject to contingencies pursuant to requirements that it complies with relevant laws, regulations and standards. Failure to comply could result in restrictions in operations, damages, fines, increased tax, increased cost of compliance, interest charges, reputational damage and other sanctions. These matters are inherently difficult to quantify.

In cases where the Inmarsat Group has an obligation as a result of a past event existing at the balance sheet date, and it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be reliably estimated, a provision will be recognised based on best estimates and Management judgement.

A contingent liability is disclosed where the existence of the obligation will only be confirmed by future events, or where the amount of the obligation cannot be measured with reasonable reliability. At March 31, 2023 the Inmarsat Group had no material contingent liabilities or contingent assets.

9.	RELATED PARTY TRANSACTIONS & PRINCIPAL RISKS AND UNCERTAINTIES

There have been no material changes in the nature of the related party transactions nor principal risks and uncertainties described in the 2022 Connect Topco Annual Report.

10.	EVENTS AFTER THE BALANCE SHEET DATE

Viasat Transaction

On November 8, 2021 Viasat Inc and Inmarsat announced a definitive agreement under which Viasat will acquire Inmarsat in a transaction then valued at $7.3 billion, comprised of $850 million in cash (reduced to $551 million, post a distribution to shareholders in Q2 2022) approximately 46.36 million shares of Viasat common stock valued at $3.1 billion based on the closing price on Friday November 5, 2021, and the assumption of $3.4 billion of net debt. The agreement has been approved by both the Inmarsat and Viasat Board of Directors, and Viasat shareholders. On May 9, 2023 the UK’s Competition & Market Authority’s approval was granted. We now expect the transaction to close during Q2 2023.

Ligado

On March 31, 2023 Inmarsat and Ligado signed Amendment 8 to the Cooperation Agreement pursuant to which Inmarsat granted Ligado a further 90 days to pay the deferred amounts subject to making a $30 million part-payment, which was made on April 3, 2023. Ligado is now required to pay Inmarsat $350 million on July 1, 2023. Amendment 8 also deferred the $15 million quarterly payment due on March 31 to June 30.

There are no other events after balance sheet date which would require disclosure in these Condensed Consolidated Interim Financial Statements.